      As filed with the Securities and Exchange Commission on June 12, 1998

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                                 TELEGROUP, INC.
             (Exact name of Registrant as specified in its charter)

              Iowa                                               42-1344121
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                               2098 Nutmeg Avenue
                              Fairfield, Iowa 52556
             (Address of Registrant's principal executive offices)

                           --------------------------

                                 TELEGROUP, INC.
                           THIRD AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN
                            (Full Title of the Plan)

                           --------------------------

                                  Clifford Rees
                             Chief Executive Officer
                                 Telegroup, Inc.
                               2098 Nutmeg Avenue
                              Fairfield, Iowa 52556
                                 (515) 472-5000
           (Name, address and telephone number of agent for service)

                           --------------------------

                          Copies of Correspondence to:
                             Robert J. Tannous, Esq.
                        Porter, Wright, Morris & Arthur
                              41 South High Street
                              Columbus, Ohio 43215

                           --------------------------

                                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
 Proposed Maximum               Proposed Maximum            Amount of
Title of Securities               Amount to be           Offering Price      Aggregate Offering       Registration
 to be Registered                  Registered              Per Share*              Price*                 Fee*
------------------------------------------------------------------------------------------------------------------
Common Stock,
  no par value.................      750,000                $11.00               $8,250,000             $2,433.75
------------------------------------------------------------------------------------------------------------------

*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of Telegroup Common Stock as reported on the Nasdaq National Market System on June 10, 1998.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Telegroup, Inc. Common Stock, no par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information concerning the Telegroup, Inc. Third Amended and Restated 1996 Stock Option Plan, specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to
Part I of the Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF DOCUMENTS BY REFERENCE.

         The contents of the Post-Effective Amendment No. 1 to the Form S-8 Registration Statement previously filed with the Securities and Exchange Commission by the Registrant on May 5, 1998, Registration No. 333-34547, are hereby incorporated by reference herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of Iowa, on June 11, 1998.

                                        TELEGROUP, INC.

                                        By: /s/ DOUGLAS A. NEISH
                                            -----------------------------------
                                            Douglas A. Neish, Vice President -
                                            Finance and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                               TITLE                                    DATE
         ---------                               -----                                    ----
      *  Fred Gratzon                            Chairman of the Board              )  June 11, 1998
---------------------------------------                                             )
         Fred Gratzon                                                               )
                                                                                    )
                                                                                    )
      *  Clifford Rees                           Chief Executive Officer and        )  June 11, 1998
---------------------------------------          Director                           )
         Clifford Rees                           (Principal Executive Officer)      )
                                                                                    )
                                                                                    )
      *  Steven J. Baumgartner                   President, Chief Operating         )  June 11, 1998
---------------------------------------          Officer, and Director              )
         Steven J. Baumgartner                                                      )
                                                                                    )
                                                                                    )
     /s/ Douglas A. Neish                        Vice President - Finance, Chief    )  June 11, 1998
---------------------------------------          Financial Officer, and Director    )
         Douglas A. Neish                        (Principal Financial Officer)      )
                                                                                    )
                                                                                    )
      *  Gary Korf                               Director of Finance and            )  June 11, 1998
---------------------------------------          Controller (Principal Accounting   )
         Gary Korf                               Officer)                           )
                                                                                    )
                                                                                    )
      *  Rashi Glazer                            Director                           )  June 11, 1998
---------------------------------------                                             )
         Rashi Glazer                                                               )
                                                                                    )
                                                                                    )
      *  J. Sherman Henderson II                 Director                           )  June 11, 1998
---------------------------------------                                             )
         J. Sherman Henderson II                                                    )
                                                                                    )
                                                                                    )
      *  Eric E. Stakland                        Senior Vice President -            )  June 11, 1998
---------------------------------------          International Marketing and        )
         Eric E. Stakland                        Director                           )
                                                                                    )
*By: /s/ Douglas A. Neish                                                           )
     ----------------------------------                                             )
     Douglas A. Neish, Attorney-in-fact                                             )

                          Registration No. 333-_______

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                           --------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           --------------------------


                                 TELEGROUP, INC.


                           --------------------------


                                    EXHIBITS


                           --------------------------

                                  EXHIBIT INDEX


Exhibit                                     Exhibit
Number                                    Description
------                                    -----------

 4.1 Telegroup, Inc. Amended and Restated 1996 Stock Option Plan (Exhibit 4.1 to Form S-8 Registration Statement (Reg. No. 333-34547), and incorporated herein by reference).

 4.2 Telegroup, Inc. Second Amended and Restated 1996 Stock Option Plan (Exhibit 99 to the Registrant's Proxy Statement for the 1998 Annual Meeting of Stockholders, dated as of April 17, 1998, and incorporated herein by reference).

 4.3        *       Telegroup, Inc. Third Amended and Restated 1996 Stock Option
                    Plan.

 4.4                Restated Articles of Incorporation of Telegroup, Inc.
                    (Exhibit 3.1 to Form S-1 Registration Statement, as amended (Reg. No. 333-25065), and incorporated herein by reference).

 4.5 Form of Second Restated Articles of Incorporation of Telegroup, Inc. (Exhibit 3.2 to Form S-1 Registration Statement, as amended (Reg. No. 333-25065), and incorporated herein by reference).

 4.6 By-Laws of Telegroup, Inc. (Exhibit 3.3 to Form S-1 Registration Statement, as amended (Reg. No. 333-25065), and incorporated herein by reference).

 4.7                Form of Amended and Restated By-Laws of Telegroup, Inc.
                    (Exhibit 3.4 to Form S-1 Registration Statement, as amended (Reg. No. 333-25065), and incorporated herein by reference).

 5.1        *       Opinion of Porter, Wright, Morris & Arthur regarding
                    legality.

 23.1       *       Consent of KPMG Peat Marwick LLP.

 23.2               Consent of Porter, Wright, Morris & Arthur (included in
                    Exhibit 5.1).

 24.1       *       Powers of Attorney.

----------
*Filed with this Registration Statement.